Exhibit (a)(1)(ii)








                              LETTER OF TRANSMITTAL

                                    Regarding
                  Units of Limited Liability Company Interests
                                       in

                           MAN-GLENWOOD LEXINGTON, LLC

                   Tendered Pursuant to the Offer to Purchase
                                Dated May 2, 2005

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
               RECEIVED BY THE FUND BY, 5:00 P.M, CENTRAL TIME, ON
                   MAY 31, 2005, UNLESS THE OFFER IS EXTENDED.

--------------------------------------------------------------------------------

        COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

                           MAN-GLENWOOD LEXINGTON, LLC
                       c/o Forum Shareholder Services, LLC
                                   PO Box 446
                           Portland, Maine 04112-9925

                              Phone: (800) 838-0232
                               Fax: (207) 879-6206

Ladies and Gentlemen:

The undersigned hereby tenders to Man-Glenwood Lexington, LLC, a limited liability company organized under the laws of the State of Delaware (the "Fund"), the units of limited liability company interest (hereinafter the "Unit" or "Units" as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated May 2, 2005, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units in the Fund or portions thereof tendered hereby.

The initial payment of the purchase price for the Units or portion thereof tendered by the undersigned will be made by check or wire transfer of the funds to the account identified by the undersigned below, as described in
Section 6 of the Offer. (Any payment in the form of securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund.)

The undersigned recognizes that the amount of the purchase price for Units will be based on the unaudited net asset value of the Fund as of June 30, 2005, subject to an extension of the Offer as described in Section 7. The contingent payment portion of the repurchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for 2006 that is anticipated to be completed in May 2006.

                                      * * *

NOTE: IF YOU INVEST IN THE FUND THROUGH A FINANCIAL INTERMEDIARY, THAT FINANCIAL INTERMEDIARY MAY REQUIRE ALTERNATE PAYMENT AND/OR DELIVERY INSTRUCTIONS, NOTWITHSTANDING YOUR REQUEST BELOW. PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY FOR MORE INFORMATION.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

MAN-GLENWOOD LEXINGTON, LLC
c/o Forum Shareholder Services, LLC
PO Box 446
Portland, Maine 04112-9925

FOR ADDITIONAL INFORMATION:
PHONE: (800) 838-0232
FAX: (207) 879-6206


PART 1 - NAME AND ADDRESS
_________________________

Name:
            ________________________________________________

Address:
            ________________________________________________
____________________________________________________________
____________________________________________________________

Social Security No. or Taxpayer Identification No.:
                                                    ____________________

Telephone Number: (     )
                   _____   _______________


PART 2 - AMOUNT OF UNITS OF LIMITED LIABILITY COMPANY INTERESTS IN THE FUND
---------------------------------------------------------------------------
BEING TENDERED:
---------------

    [ ] Entire amount of units of limited liability company interest.

    [ ] Portion of units of limited liability company interest expressed as a specific dollar value. (A minimum interest with a value equal to $10,000 must be maintained (the "Required Minimum Balance").*

               $______________

    [ ] Portion of units of limited liability company interest in excess of the Required Minimum Balance.

               Number of Units
                                __________

       *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3. - PAYMENT
-----------------

At the time of your original application to the Fund, you were offered the opportunity to specify the method by which you would prefer to have the proceeds, from any repurchase of units, paid to you.

If you had specified payment via check, or if you made no specific payment method, then payment of these proceeds will be mailed to your address as currently reflected in the Fund's records.

If you had instead provided wire transfer instructions with your original application, then payment will be made according to those instructions as currently reflected in the Fund's records.

If you do not now wish to amend those instructions, please proceed to PART 4.

If you do wish to override those original payment instructions, please indicate below whether you now want to receive payment by:


    [ ] Check (all payments will be mailed to your address as reflected in the Fund's records)


    [ ] Wire transfer (if so, check the box and complete the information below)

      Bank Name:______________________________________
      ABA Routing Number:_____________________________
      Credit to:______________________________________
      Account Number:_________________________________
      For further credit to:__________________________
      Name(s) on the Account:_________________________

      Account Number:_________________________________

      Fund Account No. ______________________________


NOTE: If you are now providing new wire transfer payment instructions, then you will need to provide a Signature Guarantee for your signature below in
PART 4. (If you are not altering your original instructions in any way, or if you are now overriding original wire transfer instructions with a request for payment by check, you do not need to provide a signature guarantee below.)

NOTE: If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary for more information.

PART 4.   SIGNATURE(S)
----------------------

FOR INDIVIDUAL INVESTORS
AND JOINT TENANTS:


______________________                  _________________________________
Signature                                        Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)


______________________                  _________________________________
Signature                                        Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)

FOR ALL OTHER INVESTORS:

Name of Investor:       ____________________________________


______________________        ___________________________________________
Signature                     Print Name and Title of Signatory
(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)

______________________        ___________________________________________
Signature of co-signatory     Print Name and Title of Co-Signatory
if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)


IF REQUIRED, PLACE SIGNATURE GUARANTEE BELOW: